Exhibit 99.1

NEWS RELEASE

Visa Inc. Sets 2009 Annual Stockholders Meeting Date

SAN FRANCISCO, CA, August 25, 2008 – Visa Inc. (NYSE:V) announced today that its 2009 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on April 21, 2009, with a record date of February 26, 2009. Notice of stockholder proposals to be considered at the Annual Meeting must be received by the Corporate Secretary at the principal executive offices of the Company between December 22, 2008 and the close of business on January 21, 2009.

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About Visa: Visa operates the world’s largest retail electronic payments network providing processing services and payment product platforms. This includes consumer credit, debit, prepaid and commercial payments, which are offered under the Visa, Visa Electron, Interlink and PLUS brands. Visa enjoys unsurpassed acceptance around the world and Visa/PLUS is one of the world’s largest global ATM networks, offering cash access in local currency in more than 170 countries. For more information, visit www.corporate.visa.com

Contacts:

Victoria Hyde-Dunn, Investor Relations

Visa Inc.

Tel: +1 415 932 2213

E-mail: ir@visa.com

Sandra Chu, Media Relations

Visa Inc.

Tel: +1 415 932 2564

E-mail: globalmedia@visa.com